PURCHASE AGREEMENT
         (Brittany Downs Apartments; Thornton, Colorado)

     THIS AGREEMENT is made and entered into as of the        day of
November, 1994, by and between CARLYLE/BRITTANY DOWNS ASSOCIATES, an Illinois general partnership (hereinafter called "Seller"), and GRAOCH ASSOCIATES #20 LIMITED PARTNERSHIP, a Washington limited partnership (hereinafter called "Buyer").

                         R E C I T A L S

     A. Seller is the owner of that certain real property located at 8829 and 8849 Pearl Street in the City of Thornton, County of Adams, State of Colorado, consisting primarily of a two-phased apartment complex with 232 units in each phase (the "Premises") sometimes known as "Brittany Downs Apartments".
     B. Buyer desires to purchase such apartments on the terms and conditions hereinafter documented.
     NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:
     1. Purchase and Sale. Seller shall sell to Buyer, and Buyer shall purchase from Seller, upon the terms and conditions hereinafter set forth, the land (the "Land") described in Exhibit "A-1" (the "Phase I Land") and in Exhibit "A-2" (the "Phase II Land"), which exhibits are attached hereto and made a part hereof, together with all right, title and interest of Seller in and to all improvements and structures ("Improvements") located upon the Land, and all right, title and interest of Seller, to the extent assignable, in and to the following:
     A. All plans, specifications, designs, blueprints and as-built drawings respecting the construction of the Improvements (the "Plans and Specifications");
     B. All certificates of occupancy, licenses, permits, approvals, dedications, plats, maps and other entitlements, authorizations or approvals of any governmental agency or authority to the Property (the "Licenses and Permits");
     C. All third-party contracts and agreements respecting the operation, ownership, use or maintenance of the Property, including without limitation: all non-tenant leases or agreements involving equipment, furniture, fixtures, or other personal property; all service contracts involving utilities, landscaping, construction, parking or other services respecting the use, operation or maintenance of the Property; all construction agreements, warranties, guarantees, bonds, or other contracts respecting to the construction or maintenance of the Improvements; together with all supplements, amendments, or modifications to any one or more of the foregoing (the "Contracts");
     D. The name of the Property and all trademarks, trade names, trade styles and service marks related to such name; any and all development rights and other intangible rights, titles, interests, privileges and appurtenances owned by Seller and used in connection with the Property and its operation; all licenses, consents, easements, rights of way and approvals from private parties relating to the use of utilities, vehicular or pedestrian ingress and egress to the Property and the use, operation and maintenance of the Property as intended; and all advertising materials, catalogues, customer lists, and telephone numbers relating to or identified with the Property; together with all goodwill related to any one or more of the foregoing; and
     E. All tangible personal property (including all personal property listed on Exhibit "B" attached hereto and made a part hereof) now or hereafter owned or held by Seller and used in connection with the Property, including, without limitation, and all furniture, fixtures, machinery, appliances, equipment, supplies and building materials located on the Property on the date of this Agreement (and replacements therefore and additions thereto made prior to the Closing Date), other than personal property owned by tenants of the Property, or personal property leased by Seller; provided, however, the foregoing does not include any computer equipment, computer programs or related software of Seller.
     F. All leases, rental agreements or other occupancy arrangements in any way relating to the residential occupancy or use of the Land and/or the Improvements (the "Leases").
The Land, together with all of the foregoing items, are herein collectively called the "Property").
     2. Purchase Price. The purchase price (the "Purchase Price") for the Property shall be the sum of $18,380,000.
     3. Payment of Purchase Price. The Purchase Price shall be paid to Seller by Buyer as follows:
     A. Escrow Deposits. Within three (3) business days of the date on which this Agreement shall have been fully executed by Buyer and Seller, Buyer shall deliver an initial escrow deposit in the amount of $250,000 (the "Initial Escrow Deposit") to Stewart Title Insurance Company at its offices at 50 South Steele Street, Suite 600, Denver, Colorado 80209 (which company, in its capacity as escrow holder hereunder is herein called the "Escrow Holder").

In addition, within two (2) business days after the date on which the conditions specified in paragraph 4C have been satisfied, Buyer shall deliver an additional escrow deposit in the amount of $250,000 (the "Additional Escrow Deposit") to Escrow Holder. Each escrow deposit made hereunder shall be made by a bank or cashier's check drawn on a major national money center banking institution reasonably acceptable to Seller (or by other delivery of good funds). The Initial Deposit and the Additional Escrow Deposit, if made, together with all interest earned on the same, are herein collectively called the "Escrow Deposit". At all times in which the Escrow Deposit is being held by the Escrow Holder, the Escrow Deposit shall be invested by Escrow Holder in the following investments ("Approved Investments"): (i) United States Treasury obligations, (ii) United States Treasury-backed repurchase agreements issued by a banking institution reasonably acceptable to Seller and Buyer, or
(iii) such other manner as may be reasonably agreed to by Seller and Buyer. The Escrow Deposit held by Escrow Holder as a deposit against the Purchase Price in accordance with the terms and provisions of this Agreement and shall be disposed of by Escrow Holder only as provided in this Agreement.
     B. Phase I Bond Financing. A portion of the Purchase Price shall be payable by Buyer assuming the obligations of Seller under the "Phase I Bond Documents" (as defined in Exhibit "C-1" attached hereto and made apart hereof) pursuant to the "Phase I Bond Assignment and Assumption Agreement" (as hereinafter defined) relating to Adams County, Colorado Multifamily Housing Revenue Refunding Bonds, Series 1988A (Columbia Banking Federal Savings and Loan Association Collateralized Letter of Credit -- Brittany Downs Project) (the "Phase I Bonds"), such portion of the Purchase Price so payable being an amount equal to the outstanding principal balance of the Phase I Bonds in the amount of $6,980,000 (the "Outstanding Phase I Bond Amount").
     C. Phase II Bond Financing. A portion of the Purchase Price shall be payable by Buyer assuming the obligations of Seller under the "Phase II Bond Documents" (as defined in Exhibit "C-2" attached hereto and made a part hereof) pursuant to the "Phase II Bond Assignment and Assumption Agreement" (as hereinafter defined) relating to Adams County, Colorado Multifamily Housing Revenue Refunding Bonds, Series 1987A (Columbia Banking Federal Savings and Loan Association Collateralized Letter of Credit -- Brittany Station Project) and Multifamily Housing Revenue Refunding Bonds, Series 1987B (Columbia Banking Federal Savings and Loan Association Collateralized Letter of Credit -- Brittany Station Project) (collectively, the "Phase II Bonds"), such portion of the Purchase Price so payable being an amount equal to the outstanding principal balance of the Phase II Bonds in the amount of $7,360,000 (the "Outstanding Phase II Bond Amount"). As more particularly set forth hereinafter, Buyer shall also purchase, or cause a designee to purchase, the Phase II Bond Documents.
     D. Closing Payment. The $4,040,000 balance of the Purchase Price (i.e., the $18,380,000 Purchase Price minus the $6,980,000 Outstanding Phase I Bond Amount and the $7,360,000 Phase II Bond Amount), as adjusted by the application of the Escrow Deposit and by the prorations and credits specified herein, shall be paid in cash on the "Closing Date", as hereinafter defined (the amount to be paid under this subparagraph D being herein called the "Closing Payment").
     4. Conditions Precedent. The following provisions set forth in this paragraph 4 are conditions precedent to the obligations of Seller to sell and/or Buyer to purchase the Property hereunder, as more particularly set forth in this Agreement. If any of the following conditions are not satisfied, then the party in whose favor such condition runs shall be entitled to terminate this Agreement and, except for those obligations which specifically survive termination, the parties shall thereafter have no further obligations hereunder. In that connection, unless such failure of conditions results from Buyer's default such that Seller shall be entitled to retain the Escrow Deposit in accordance with paragraph 9 hereof, the Escrow Deposit shall be returned to Buyer in connection with such termination.
     A.   Title Matters.
     (1) Title Report. Seller has delivered a copy of a Commitment for Title Insurance Order No. 90061875 BK, 1st Revision ("Title Commitment") covering the Property from Stewart Title Guaranty Company (which company, in its capacity as title insurer hereunder, is herein called the "Title Company"), together with copies of the documents noted as exceptions thereto. Seller has delivered to Buyer copies of those certain surveys of the Property, prepared by EHMG Engineering ("Original Surveys"). Seller has ordered at Seller's sole expense (and upon receipt shall deliver to Buyer) a new updated survey from Burdick Engineering ("Updated Survey"). The Updated Survey shall be an ALTA survey reasonably satisfactory to Buyer (and the Title Company) so as to permit the issuance of the "Owner's Policy" (as hereinafter defined) without exception for survey matters (other than those shown on the Original Survey or otherwise approved by Buyer as hereinafter set forth) and shall be certified to Buyer and Title Company. Buyer shall have until the date which is five (5) business days from receipt of the Updated Survey (the "Survey Review Period"), within which to notify Seller in writing of its disapproval, if any, of any matters disclosed on the Updated Survey which were not disclosed on the Original Survey. If Buyer shall fail to deliver such written notice of disapproval on or before the end of the Survey Review Period, Buyer shall be deemed to have approved the matters disclosed on the Updated Survey. Approval by Buyer of any additional exceptions to title disclosed after the date of the Title Commitment or survey matters disclosed after receipt of the Updated Survey shall be a condition precedent to Buyer's obligation to purchase the Property (such approval not to be unreasonably withheld). Unless Buyer gives written notice that it disapproves any such additional exceptions to title or survey matters, stating the exceptions so disapproved, on or before the sooner to occur of five (5) business days after receipt of written notice thereof or the Closing Date, Buyer shall be deemed to have approved said exceptions. If, for any reason, on or before the Closing Date Seller does not cause such exceptions to title or survey matters which Buyer disapproves (to the extent Buyer is permitted hereunder to so disapprove) to be removed at no cost or expense to Buyer (Seller having the right but not the obligation to do so), the obligation of Seller to sell, and Buyer to buy, the Property as herein provided shall terminate (and, except for those obligations which specifically survive termination, Seller and Buyer shall have no further obligations in connection herewith). Notwithstanding anything to the contrary contained herein, Seller hereby agrees to remove from the Owner's Policy or to cause the Title Company to provide appropriate affirmative insurance over, any mechanic's liens resulting from work incurred on behalf of Seller and any mortgages or deeds of trust against the Property created by Seller (other than those included in the Phase I Bond Documents and the Phase II Bond Documents).

In addition, except as may be required by law by existing agreements respecting the Property or as otherwise provided herein, Seller shall not execute any easements, covenants, conditions or restrictions or other documents which would affect title to the Property and be binding after the Closing Date without Buyer's consent. Buyer shall have the option to waive the condition precedent set forth in this paragraph 4A(1) by written notice to Seller. In the event of such waiver, such condition shall be deemed satisfied.
     (2) Exceptions to Title. Buyer shall be obligated to accept title to the Property, subject only to the following exceptions to title (the "Permitted Exceptions"):
     (a)  Real estate taxes and assessments not yet due and payable;
     (b)  The Phase I Bond Documents and the Phase II Bond Documents;
     (c) The printed exceptions which appear in the standard ALTA form owner's policy of title insurance with extended coverage issued by Title Company; and
     (d) Exceptions 6 through 26 on Schedule B, Section 2 of the Title Commitment, together with such additional exceptions to title as may be approved by Buyer pursuant to the provisions of subparagraph A(1) above. Conclusive evidence of the availability of such title shall be the willingness of Title Company to issue to Buyer on the Closing Date a standard Colorado ALTA form owner's title insurance policy with extended coverage ("Owner's Policy"), in the face amount of the Purchase Price, which policy shall show
(i) title to the Property to be vested of record in Buyer, (ii) the Permitted Exceptions to be the only exceptions to title, and (iii) include endorsement nos. 100 and 100.20 (with respect to all Schedule B title exceptions).
     B.   Completed Due Diligence.
     (1) Price Reflective of Reviews. Buyer has completed all of Buyer's due diligence examinations, reviews and inspections of all matters pertaining to the purchase of the Property, including all leases, service contracts, survey and title matters (except as specifically set forth in paragraph 4A(1) above), and all physical, environmental and compliance matters and conditions respecting the Property. Buyer acknowledges that Buyer and Seller have discussed the results of Buyer's due diligence examinations, reviews and inspections and that the Purchase Price has been adjusted to appropriately take such due diligence matters into account to Buyer's satisfaction.
     (2) Conduct of Reviews. Buyer hereby represents and warrants to Seller that Buyer at all times conducted its due diligence review, inspections and examinations in a manner so as to not cause damage, loss, cost or expense to Seller or the Property and so as to not interfere with or disturb any tenant at the Property, and Buyer will indemnify, defend, and hold Seller and the Property harmless from and against any such damage, loss, cost or expense (the foregoing obligation surviving any termination of this Agreement). Buyer further represents and warrants to Seller that Buyer did not make any intrusive physical testing (environmental, structural or otherwise) at the Property (such as soil borings or the like) without Seller's prior written consent (and in all events promptly returned the Property to its prior condition and repair thereafter). If the transactions hereunder shall fail to close, Buyer shall promptly deliver to Seller true, accurate and complete copies of any written reports relating to the Property prepared for or on behalf of Buyer by any third party (other than those respecting economic performance or issues of management) and shall return all documents and other materials furnished by Seller hereunder. Buyer shall keep all information or data received or discovered in connection with any of the inspections, reviews or examinations strictly confidential.
     C.   Bond Financing Matters.
     (1) Acquisition of Phase II Bond Documents. The acquisition of the Phase II Bond Documents by Buyer or its designee on the Closing Date in the manner contemplated in this Agreement shall be a condition to the obligations of Seller to sell, and Buyer to purchase, the Property hereunder. If such acquisition shall not occur in the manner contemplated herein, then either Buyer or Seller shall have the right to terminate this Agreement. Without limitation thereon, Seller's agreement to enter into transactions hereunder is based on its agreement with BEI Management, Inc., which, to Seller's knowledge, acts as the servicing agent for Bank or America National Trust and Savings Association ("Bank of America") as Trustee for RTC Mortgage Trust 1992-N1 ("RTC Trust") with respect to both the Phase II Bond Documents and the existing second deed of trust covering the Phase II Land), and which agreed to accept a negotiated payoff of such second deed of trust so long as the Phase II Bond Documents are sold as contemplated herein. Seller shall use good faith reasonable efforts, as hereinafter contemplated, to cause the Phase II Bond Documents to be transferred as hereinafter provided. In that connection, but subject to satisfaction of all of the conditions specified herein, Buyer agrees to purchase, or cause its designee to purchase, the Phase II Bond Documents on the Closing Date for a purchase price equal to the $7,360,000 balance thereof.
     (2) Consent to Transactions. Receipt of the written consent to the purchase and sale of the Property, Buyer's assumption of the Phase I Bond Documents and the Phase II Bond Documents and the other transactions contemplated hereunder from Adams County, all trustees under the Phase I Bond Documents and the Phase II Bond Documents, the Resolution Trust Corporation (as to the Phase I Bonds), RTC Trust (as to the Phase II Bonds) or other successors to the credit enhancer for, or issuers of any letter of credit securing, the Phase I Bond Documents or the Phase II Bond Documents, and all other parties under the Phase I Bond Documents and the Phase II Bond Documents whose consent to the transactions contemplated herein is lawfully required (the "Bond Participants") shall be a condition precedent to Seller's obligation to sell, and Buyer's obligation to purchase, the Property (such consent including without limitation, the release of Seller from all liabilities and obligations under such documents); provided, however, none of the foregoing consents shall be conditioned upon (i) any substantive or financial change to any of the applicable bond documents or (ii) the payment of any fees or other costs in excess of $10,000 for each phase (i.e., $20,000 in the aggregate). Such consents shall include, among other matters reasonably required by the parties hereto, the following:
     (a) Confirmation that all interest payments due on the Phase I Bonds and the Phase II Bonds as of the Closing Date have been or on the Closing Date will be paid (or, if any such amounts are unpaid, such consents shall disclose all such amounts unpaid);
     (b) Confirmation that the principal balance of the Phase I Bonds is $6,980,000, that the principal balance of the Phase II Bonds is $7,360,000, and that all principal payments [(including all "sinking fund" payments)] due under the Phase I Bonds and the Phase II Bonds have been or on the Closing Date will be paid (or, if any such amounts are unpaid, such consents shall disclose all such amounts unpaid);
     (c) Confirmation that all other fees, charges, expenses or other obligations under the bond documents have been or on the Closing Date will be paid (or, if any such sums are unpaid, such consents shall disclose all such amounts unpaid); provided, however, any of the foregoing amounts which are or have been in default under the Phase II Bond Documents may be waived by the RTC Trust in its consent.
     If the consents to be obtained hereunder shall indicate that, except for any amounts required to be prorated hereunder or otherwise specifically provided to be paid by a party hereunder, any sums due under the applicable bond documents for periods prior to the Closing Date will remain due after the Closing Date and Seller does not agree to pay such amounts on or before such Closing Date (Seller having the right but no obligation to pay for such amounts), then Buyer shall have the right to terminate this Agreement (but Seller shall have no obligation to pay any such amounts except as aforesaid). Buyer shall pay any transfer, assumption or other similar fees and costs (including reasonable attorneys' fees) imposed by any of the Bond Participants from whom consent is required to the transactions contemplated herein as aforesaid, up to a maximum of $10,000 for each phase (i.e., $20,000 in the aggregate). Buyer shall reasonably cooperate with Seller in connection with such consent and related transactions (and shall promptly deliver such information, including financial information, respecting Buyer as any of such parties may request). Seller's sole obligation in connection with the matters herein contemplated shall be to utilize good faith reasonable efforts to assist Buyer in obtaining all consents to the transactions contemplated hereby which may be required under the Phase I Bond Documents or the Phase II Bond Documents (such reasonable efforts obligation not including any obligation to institute legal proceedings or to expend any monies therefor). Buyer and Seller shall reasonably cooperate in connection with seeking the consents contemplated herein in a prompt manner (and each party shall promptly, and in good faith, notify or otherwise confirm to the other party the satisfaction of the conditions set forth in this paragraph 4C promptly upon such satisfaction). If all consents to the transactions contemplated hereby required under the Phase I Bond Documents or the Phase II Bond Documents are not obtained by Buyer prior to the expiration of the Closing Date, the obligation of Seller to sell, and Buyer to purchase, the Property shall terminate.
     (3) Phase II Bond Transfers. As a condition to Buyer's obligations hereunder, the following shall occur on or before the Closing Date (at no material cost to Buyer, except as otherwise set forth herein) and with no substantive financial change in any terms of any Phase II Bond Documents):
     (a) Bank One Denver, N.A. (formerly known as Denver National Bank, as bond trustee (the "Phase II Trustee") shall register the transfer of the Phase II Bonds, which shall be registered in the name of a bondholder designated in writing by Buyer (in its sole discretion) and such transferred Phase II Bonds shall be delivered into the custody of such designated Phase II Bond holder or its designated representative or custodian; and
     (b) Buyer shall have received appropriate documentation reasonably satisfactory to Buyer to evidence the assignment or transfer to a person or entity designated by Buyer (in its sole discretion) of all rights, interests, security instruments and other entitlements originally delivered or granted to Columbia Banking Federal Savings and Loan Association, predecessor to Columbia Banking Federal Savings Association ("Columbia") under the terms of any of the Phase II Bond Documents, including without limitation the assignment of (i) that certain Deed of Trust from The 92nd Company for the benefit of Columbia, recorded June 25, 1987 in Book 3334, at Page 786, as amended on December 18, 1987 and thereafter assigned to the Bank of America, as Trustee of the RTC Trust, (ii) that certain Collateral Mortgage Note dated June 1, 1987 executed for the benefit of Columbia, and an Allonge to such note dated December 18, 1987 (and the delivery of the original of such Note and Allonge), and (iii) that certain Reimbursement Agreement dated as of June 1, 1987, as Amended and Restated on December 18, 1987. Such documentation shall include, as a condition to the transactions hereunder, evidence of the proper transfer or succession of Columbia's right, title and interest in the Phase II Bond Documents, from Columbia to RTC Trust or Bank of America, as Trustee of the RTC Trust, as the current transferee or successor in interest thereto, and evidence either that BEI Management, Inc. has no separate interest in the Phase II Bond Documents or that BEI Management, Inc. releases any such interest, it being understood that satisfactory evidence that the parties assigning or transferring such documents possess the sole right, title and interest therein (and no other party has any interest therein) is a material condition to Buyer's obligations hereunder. Seller and Buyer shall reasonably cooperate to seek to obtain evidence that the RTC Trust is the transferee or successor to Columbia's right, title and interest in the Phase II Bond Documents from Bank of America and BEI Management, Inc. Buyer shall have until November 30, 1994 within which to satisfy itself that the documentation necessary to satisfy this paragraph 4C(3)(b) will be available. If for any reason Buyer fails to give written notice to Seller on or before November 30, 1994, terminating this Agreement by reason of the failure of receipt of evidence of ownership of the Phase II Bond Documents, Buyer shall be deemed to have waived its rights to terminate this Agreement as a result of any disapproval by Buyer of the evidence described in this paragraph 4C(3)(b).
     D. Performance by Seller; No Material Adverse Change. The performance and observance, in all material respects, by Seller of all covenants and agreements of this Agreement to be performed or observed by Seller prior to or on the Closing Date shall be a condition precedent to Buyer's obligation to purchase the Property. In addition, in the event that the "Seller Closing Certificate" (as hereinafter defined) shall disclose any changes in any material respect in the representations and warranties of Seller contained in paragraph 7A below which are not otherwise permitted or contemplated by the terms of this Agreement, then Buyer shall have the right to terminate this Agreement. Buyer shall have the option to waive the condition precedent set forth in this paragraph 4D by written notice to Seller. In the event of such waiver, such condition shall be deemed satisfied.
     E. Performance by Buyer; No Material Adverse Change. The performance and observance, in all material respects, by Buyer of all covenants and agreements of this Agreement to be performed or observed by it prior to or on the Closing Date shall be a condition precedent to Seller's obligation to sell the Property. In addition, in the event that the "Buyer Closing Certificate" (as hereinafter defined) shall disclose any changes in any material respect in the representations and warranties of Buyer contained in paragraph 7B below which are not permitted or contemplated by the terms of this Agreement, then Seller shall have the right to terminate this Agreement. Seller shall have the option to waive the condition precedent set forth in this paragraph 4E by written notice to Buyer. In the event of such waiver, such condition shall be deemed satisfied.
     5. Closing Procedure. The sale and purchase herein provided shall be consummated at a closing conference ("Closing Conference"), which shall be held on the Closing Date at the offices of Buyer's local counsel, Brownsteen Hyatt Farber & Strickland, located at 410 Seventeenth Street, Twenty-Second Floor, Denver, Colorado 80202-4437. As used herein, "Closing Date" means the date which is fifteen (15) days after the date on which the bond conditions specified in paragraph 4C hereof shall have been satisfied; provided, however, in no event shall such Closing Date occur prior to November 30, 1994 or after December 22, 1994.
     A. Escrow. On or before the Closing Date, the parties shall deliver to Title Company the following: (1) by Seller, a duly executed and acknowledged original special warranty deed ("Deed") in the form of Exhibit "D" attached hereto and made a part hereof, and (2) by Buyer, the Closing Payment in immediately available federal funds. Such deliveries shall be made pursuant to escrow instructions ("Escrow Instructions") to be executed among Buyer, Seller and Title Company in form reasonably acceptable to such parties in order to effectuate the intent hereof. The conditions to the closing of such escrow shall include the Title Company's receipt of the Deed, the Closing Payment and a notice from each of Buyer and Seller authorizing Title Company to close the transactions as contemplated herein (each of Buyer and Seller being obligated to deliver such authorization notice at the Closing Conference as soon as it is reasonably satisfied that the other party is in a position to deliver the items to be delivered by such other party under subparagraph B below).
     B. Delivery to Parties. Upon the satisfaction of the conditions set forth in the Escrow Instructions, then (x) the Deed shall be delivered to Buyer by Title Company's depositing the same for recordation, (y) the Closing Payment (and the Escrow Deposit) shall be delivered by Title Company to Seller and (z) at the Closing Conference, the following items shall be delivered:
     (1)  Seller Deliveries.  Seller shall deliver to Buyer the following:
     (a) A duly executed and acknowledged bill of sale, assignment and assumption agreement ("Assignment and Assumption Agreement") in the form of Exhibit "E" attached hereto and made a part hereof;
     (b) Appropriate documentation to evidence the assignment, assumption, acquisition and release transactions respecting the Phase I Bond Documents and the Phase II Bond Documents as may be reasonably required in order to effectuate such transactions as contemplated in this Agreement, including without limitation, to the extent obtained, the assignment documentation referenced in paragraph 4C(2) above, and an assignment and assumption agreement regarding the Phase I Bonds (the "Phase I Bonds Assignment and Assumption Agreement"), and an assignment and assumption agreement regarding the Phase II Bonds (the "Phase II Bonds Assignment and Assumption Agreement"), in the forms attached hereto as Exhibits "F-1" and "F-2", respectively;
     (c) A certificate of Seller ("Seller Closing Certificate") updating the representations and warranties contained in paragraph 7A hereof to the Closing Date and noting any changes thereto;
     (d) Duly executed and acknowledged certificates regarding the "non-foreign" status of Seller;
     (e) Evidence reasonably satisfactory to Buyer and Title Company respecting the due organization of Seller and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and
     (f) Such additional documents as may be reasonably required by Buyer and Title Company in order to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein).
     (2)  Buyer Deliveries.  Buyer shall deliver to Seller the following:
     (a)  A duly executed and acknowledged Assignment and Assumption
Agreement;
     (b) Appropriate documentation to evidence the assignment, assumption, acquisition and release transactions respecting the Phase I Bond Documents and the Phase II Bond Documents as may be reasonably required in order to effectuate such transactions as contemplated in this Agreement, including, without limitation, to the extent obtained, the assignment documentation referenced in paragraph 4C(2), and the Phase I Bonds Assignment and Assumption Agreement, and the Phase II Bonds Assignment and Assumption Agreement;
     (c) A certificate of Buyer ("Buyer Closing Certificate") updating the representations and warranties contained in paragraph 7B hereof to the Closing Date and noting any changes thereto;
     (d) Evidence reasonably satisfactory to Seller and Title Company respecting the due organization of Buyer and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and
     (e) Such additional documents as may be reasonably required by Seller and Title Company in or to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Buyer in a manner not otherwise provided for herein).
     C. Closing Costs. Seller shall pay (i) the title insurance premium for the Owner's Policy at a rate not in excess of standard issue rates and only to the extent attributable to standard Colorado ALTA owner's coverage with extended coverage and one-half of the premium for endorsement nos. 100 and 100.20 (Buyer being obligated to pay any costs associated with any other special coverage or endorsements); and (ii) the costs to obtain the Updated Survey (Buyer being obligated to pay any additional costs associated with any survey requirements of Buyer). Buyer shall pay (i) all documentary, transfer, conveyance, intangible, sales and use taxes, if any, payable in connection with the transfers contemplated in this Agreement, (ii) one-half of the premium for endorsement nos. 100 and 100.20, and (iii) all fees, costs or expenses in connection with Buyer's due diligence reviews hereunder. Seller and Buyer shall each pay one-half of the escrow fees of Escrow Holder. Seller and Buyer shall pay their respective shares of prorations as hereinafter provided.
     D.   Prorations.
     (1) Items to be Prorated. The following shall be prorated between Seller and Buyer as of the Closing Date:
     (a) All real estate and personal property taxes and assessments on the Property for the current year. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date. In the event that any assessments respecting the Property are payable in installments, then the installments for the current applicable period shall be prorated (with Buyer assuming the obligation to pay installments due after the Closing Date).
     (b) All fixed and additional rentals under the tenant leases, security deposits and other tenant charges. Seller shall deliver or provide a credit in an amount equal to all security deposits made under the tenant leases (to the extent not applied or forfeited prior to the Closing Date) to Buyer on the Closing Date. Rents which are delinquent as of the Closing Date shall not be prorated on the Closing Date. Buyer shall include such delinquencies in its normal billing and shall pursue the collection thereof in good faith in accordance with its customary collection practices after the Closing Date (but Buyer shall not be required to litigate or declare a default in any tenant lease). If Buyer employs an unaffiliated third party to collect such delinquent rents, the amount payable to Seller shall be net of the proportionate share of the reasonable costs actually paid by Buyer to such entity to collect such sums. To the extent Buyer receives rents on or after the Closing Date, such payments shall be applied first toward then current rent owed to Buyer in connection with the applicable tenant lease for which such payments are received, and any excess monies received shall be applied toward the payment of any delinquent rents, with Seller's share thereof being promptly delivered to Seller. Buyer may not waive any delinquent rents nor modify a tenant lease so as to reduce or otherwise affect amounts owed thereunder for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller's written consent. With respect to delinquent rents or other rights of any kind respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights relating thereto.
     (c) Interest payable on the Phase I Bonds and the Phase II Bonds from the last payment date through the date on which the next payment is due thereunder;
     (d) Any fees or charges payable for trustee services or credit enhancement under the Phase I Bond Documents or Phase II Bond Documents to the extent (i) such fees or charges are applicable to the period in which the Closing Date occurs and (ii) Seller has elected to pay such amounts pursuant to paragraph 4C(2) hereof.
     (e)  All utility charges and other operating expenses.
     (2) Calculation. The prorations and payments shall be made on the basis of a written statement submitted to Buyer and Seller by Seller prior to the Close of Escrow and approved by Buyer and Seller. In the event any prorations or apportionments made under this subparagraph D shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available.
     6. Condemnation or Destruction of Property. In the event that, after the date hereof but prior to the Closing Date, either any portion of the Property is taken pursuant to eminent domain proceedings or any of the improvements on the Property are damaged or destroyed by any casualty, Seller shall have no obligation to repair or replace any such damage or destruction. Seller shall, upon consummation of the transaction herein provided, assign to Buyer all claims of Seller respecting any condemnation or casualty insurance coverage, as applicable, and all condemnation proceeds or proceeds from any such casualty insurance received by Seller on account of any casualty (the damage from which shall not have been repaired by Seller prior to the Closing
Date), as applicable. In the event the condemnation award or the cost of repair of damage to the Property on account of a casualty, as applicable, shall exceed $100,000, Buyer may, at its option, terminate this Agreement by notice to Seller, given on or before the Closing Date.
     7.   Representations, Warranties and Covenants.
     A.   Representations, Warranties and Covenants of Seller.
     (1) General Disclaimer. Except as specifically set forth in paragraph 7A(2) below, the sale of the Property hereunder is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied or otherwise, including, but not limited to, any representation or warranty concerning title to the Property, the physical condition of the Property (including, but not limited to, the condition of the soil or the Improvements), the environmental condition of the Property (including, but not limited to, the presence or absence of hazardous substances on or respecting the Property), the compliance of the Property with applicable laws and regulations (including, but not limited to, zoning and building codes or the status of development or use rights respecting the Property), the financial condition of the Property or any other representation or warranty respecting an income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to the Property or any part thereof. Except as specifically set forth in paragraph 4A, Buyer acknowledges that Buyer has examined, reviewed and inspected all matters which in Buyer's judgment bear upon the Property and its value and suitability for Buyer's purposes. Except as to matters specifically set forth in paragraph 7A(2) below, Buyer will acquire the Property solely on the basis of its own physical and financial examinations, reviews and inspections and the title insurance protection afforded by the Owner's Policy.
     (2) Limited Representations and Warranties of Seller. Subject to the provisions of paragraph 7A(1) above, Seller hereby represents and warrants that, except as set forth in Exhibit "G" attached hereto and made a part hereof:
     (a) Rent Roll. Attached as Exhibit "H" and made a part hereof is a true, complete and accurate list, as of the date thereof, of all current tenancies by name of tenant, apartment unit and current rent ("Rent Roll"). There are no oral or written agreements respecting occupancy of the Property other than as disclosed by the Rent Roll. Except as provided in the applicable tenancies or the Rent Roll, no rent concessions or abatements applicable to periods after the Closing Date have been given to any tenant and no person has an option or right of first refusal to purchase or lease any interest in the Property. To Seller's knowledge, except as otherwise set forth in the Rent Roll, all rents are being collected on a substantially current basis and no more than one month's rent has been paid in advance. To Seller's knowledge, no brokerage or leasing commission or similar payment or fee is due, unpaid or partially paid, or may become due in the future, with respect to any tenant lease, and Seller has not entered into any written or oral agreement that will obligate Buyer to pay any such commission or fee under any lease. To Seller's knowledge, Seller has not received any written notice of a material default under any of such tenant leases that remains uncured. Seller has delivered (or otherwise made available) to Buyer true and complete copies of the tenant leases.
     (b) Litigation. There is no pending (or, to Seller's knowledge, threatened) action, litigation, condemnation or other proceeding against the Property or against Seller with respect to (i) the Property or (ii) the Phase I Bonds or the Phase II Bonds or their validity, enforceability or treatment under federal tax law.
     (c) Compliance. Seller has received no written notice from any governmental authority having jurisdiction over the Property to the effect that the Property is not in compliance with applicable laws and ordinances.
     (d)  Contracts.  To Seller's knowledge, (i) there are no Contracts
(other than as set forth in this Agreement) relating to the Property which will be in force on the Closing Date, except as described in Exhibit "I" attached hereto (provided, however, the foregoing list does not include a listing of any construction warranties, guaranties or bonds), and (ii) Seller has not made any default under the Contracts which remains uncured. Seller has delivered (or otherwise made available to Buyer true and complete copies of the Contracts.
     (e) Bond Documents. Seller has received no written notice of default, and to Seller's knowledge there is no default, under the Phase I Bond Documents or the Phase II Bond Documents (except that Seller makes no representation or warranty as to the status of payments under the Phase II Bond Documents). Seller has delivered (or otherwise made available) to Buyer true and complete copies of the Phase I Bond Documents and the Phase II Bond Documents.
     (f) Due Authority. This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Seller are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Seller. Seller is a general partnership, duly organized and validly existing under the laws of the State of Illinois, and is duly authorized and qualified to do all things required of it under this Agreement. Seller has the capacity and authority to enter into this Agreement and consummate the transactions herein provided.
     (g) Environmental Matters. Seller has received no written notice, and Seller has no knowledge, of the existence, deposit, storage, removal, burial or discharge of any "Hazardous Material" at, upon, under or within the Property, in an amount which would, as of the date hereof, give rise to an "Environmental Compliance Cost". The term "Hazardous Material" shall mean (i) asbestos and any chemicals, flammable substances or explosives, any radioactive materials (including radon), any hazardous wastes or substances which have, as of the date hereof, been determined by any applicable Federal, State or local government law to be hazardous or toxic by the U.S. Environmental Protection Agency, the U.S. Department of Transportation, and/or any instrumentality now or hereafter authorized to regulate materials and substances in the environment which has jurisdiction over the Property ("Environmental Agency"), and (ii) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, which materials listed under items (i) and (ii) above cause the Property (or any part thereof) to be in material violation of any applicable environmental laws or the regulations of any Environmental Agency; provided, however, that the term "Hazardous Material" shall not include motor oil and gasoline contained in or discharged from vehicles not used primarily for the transport of motor oil or gasoline. The term "Environmental Compliance Cost" means any actual out-of-pocket cost, fee or expense incurred directly to satisfy any requirement imposed by an Environmental Agency to bring the Property into compliance with applicable Federal, State and local laws and regulations directly relating to the existence on the Property of any Hazardous Material.
     (h) Ownership of Phase II Bonds. Seller has been informed that the Phase II Bonds are currently owned by either (i) Columbia or (ii) the RTC Trust (or by the Bank of America, as Trustee for the RTC Trust), whose servicing agent is BEI Management, Inc. Seller has been further informed that such bonds have been or will be transferred to such holder from the Resolution Trust Corporation on behalf of Columbia. Seller has no knowledge that any party, other than the foregoing, has any legal or beneficial interest in the Phase II Bonds.
     (i)  No Employees.  There are no employees of Seller at the Property
(all such employees being employed by the management company engaged by Seller in connection with the operation and management of the Property).
     (j) Seller's Knowledge. As used herein, the phrase "knowledge" with respect to Seller means the present actual knowledge of Keith Harris, Jeff Appel or Laura Banta, which individuals are persons primarily responsible for the sale of the Property contemplated herein or operations of the Property on behalf of Seller, respectively.
     B. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that:
          (1) This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by Buyer are and on the Closing Date will be duly authorized, executed and delivered by and are binding upon Buyer.
     (2) Buyer is a limited partnership, duly organized and validly existing and in good standing under the laws of the State of Washington, and is duly authorized and qualified to do all things required of it under this Agreement.
     (3) Buyer has the capacity and authority to enter into this Agreement and consummate the transactions herein provided.
     C. Survival. Any cause of action of a party for a breach of the foregoing representations and warranties shall survive until the date which is one year after the Closing Date, at which time such representations and warranties (and any cause of action resulting from a breach thereof not then in litigation) shall terminate. Notwithstanding the foregoing, if Buyer shall have knowledge as of the Closing Date that any of the representations or warranties of Seller contained herein are false or inaccurate or that Seller is in breach or default of any of its obligations under this Agreement, and Buyer nonetheless closes the transactions hereunder and acquires the Property, then Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon such closing hereunder). As used herein, the phrase "knowledge" with respect to Buyer means the present actual knowledge of Gary Gray.
     D. Interim Covenants of Seller. Until the Closing Date or the sooner termination of this Agreement:
     (1) Seller shall maintain the Property in the same manner as prior hereto pursuant to its normal course of business (such maintenance obligations not including extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller. Subject to the limitations set forth above, Seller agrees that Seller will cause any apartment unit vacated more than ten (10) days prior to the Closing Date (the tenant lease with respect thereto having theretofore been terminated) to be placed in market-ready condition (but Seller shall not have the obligation to deliver apartment units vacated for ten (10) days or less prior to Closing Date in such market-ready condition).
     (2) Seller shall not enter into any additional service contracts or other similar agreements without the prior consent of Buyer, except those deemed reasonably necessary by Seller which are cancelable on 30 days' notice.
     (3) Seller shall continue to offer the Property for lease in the same manner as prior hereto pursuant to its normal course of business and, upon request, shall keep Buyer reasonably informed as to the status of leasing prior to the Closing Date.
     (4) Seller shall cause its existing Management Agreement respecting the Property to be terminated as of the Closing Date.
     (5) Seller will deliver to Buyer a schedule of any payments made by Seller under the Phase II Bonds prior to the Closing Date.
     8.   Indemnification.
     A. By Buyer. Buyer shall hold harmless, indemnify and defend Seller from and against: (1) any and all third party claims for Buyer's torts or breaches of contract related to the Property and occurring on or after the Closing Date; (2) any breach by Buyer of any of the representations and warranties contained in paragraph 7B or in paragraph 4B(2) hereof (subject to the one-year survival limitations contained in paragraph 7C above); (3) any and all loss, damage or third party claims in any way arising from Buyer's inspections or examinations of the Property prior to the Closing Date; and
(4) all costs and expenses, including reasonable attorney's fees, incurred by Seller as a result of the foregoing.
     B. By Seller. Seller shall hold harmless, indemnify and defend Buyer from and against: (1) any and all third party claims for Seller's torts or breaches of contract related to the Property and occurring prior to the Closing Date; (2) any breach by Seller of any of the representations or warranties contained in paragraph 7A (subject to the one-year survival limitations contained in paragraph 7C above); and (3) all costs and expenses, including reasonable attorney's fees, incurred by the Buyer as a result of such claims. The foregoing indemnity shall not cover any matters relating to title or marketability of the Property (Buyer relying on the coverage provided by the Owner's Policy as to such matters).
     C. Generally. Each indemnification under this Agreement shall be subject to the following provisions: The indemnitee shall notify indemnitor of any such claim against indemnitee within 30 days after it has notice of such claim, but failure to notify indemnitor shall in no case prejudice the rights of indemnitee under this Agreement unless indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should indemnitor fail to discharge or undertake to defend indemnitee against such liability within 10 days after the indemnitee gives the indemnitor written notice of the same, then indemnitee may settle such liability, and indemnitor's liability to indemnitee shall be conclusively established by such settlement, the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees, incurred by indemnitee in effecting such settlement.
     9. DISPOSITION OF DEPOSITS. IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED FOR ANY REASON OTHER THAN BUYER'S DEFAULT UNDER THIS AGREEMENT, THEN THE ESCROW DEPOSIT SHALL BE RETURNED TO BUYER, AND NEITHER PARTY SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER; PROVIDED, HOWEVER, IF THE TRANSACTIONS HEREUNDER SHALL FAIL TO CLOSE BY REASON OF SELLER'S DEFAULT, AND BUYER SHALL HAVE FULLY PERFORMED ITS OBLIGATIONS HEREUNDER AND SHALL BE READY, WILLING AND ABLE TO CLOSE, THEN BUYER SHALL BE ENTITLED TO SPECIFICALLY ENFORCE THIS AGREEMENT (BUT, SUBJECT TO THE PROVISIONS OF PARAGRAPH 10I HEREOF, NO OTHER ACTION, FOR DAMAGES OR OTHERWISE, SHALL BE PERMITTED). IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL NOT CLOSE BY REASON OF BUYER'S DEFAULT UNDER THIS AGREEMENT, THEN THE ESCROW DEPOSIT SHALL BE DELIVERED TO SELLER AS FULL COMPENSATION AND LIQUIDATED DAMAGES UNDER AND IN CONNECTION WITH THIS AGREEMENT. IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL CLOSE, THE ESCROW DEPOSIT SHALL BE APPLIED AS A PARTIAL PAYMENT OF THE PURCHASE PRICE. IN CONNECTION WITH THE FOREGOING, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO SELLER CAUSED BY THE BREACH BY BUYER UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF BUYER'S BREACH OR DEFAULT. IN THE EVENT THE SALE OF THE PROPERTY SHALL NOT BE CONSUMMATED ON ACCOUNT OF BUYER'S DEFAULT, THEN THE RETENTION OF THE ESCROW DEPOSIT SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY UNDER THIS AGREEMENT BY REASON OF SUCH DEFAULT, SUBJECT TO THE PROVISIONS OF PARAGRAPH 10I HEREOF.


     Seller's Initials             Buyer's Initials

   10.    Miscellaneous.
     A.   Brokers.
     (1) Except as provided in subparagraphs (2) and (3) below, Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim for broker's or finder's fee or commissions in connection herewith, then Seller shall indemnify and defend Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Buyer shall indemnify and defend Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer. The indemnification obligations under this paragraph 10 A(1) shall survive the closing of the transactions hereunder or the earlier termination of this Agreement.
     (2) If and only if the sale contemplated herein closes, Seller agrees to pay (i) a brokerage commission equal to 2.5% of the Purchase Price to Fuller & Company and (ii) a brokerage commission equal to 1.0% of the Purchase Price to Baum, Baum & Heath (collectively, the "Brokers"). The foregoing payments shall be the sole commissions, fees or payments payable to the Brokers in connection with the transactions hereunder. No commission, fee or payment shall be payable to either of the Brokers except in the event of a sale hereunder and if such sale does not close for any reason (including by reason of a default by Seller or Buyer hereunder), no commission, fee or other payment of any kind shall be payable to the Brokers by Seller. The Brokers may divide the commission with other licensed real estate brokers; provided, however, that notwithstanding any agreement for the division of the commission, Seller shall be fully protected in paying the commission solely to the Brokers, as provided herein.
     (3) The Brokers are being asked to join in the execution of this Agreement by Seller in order to confirm their understanding of and agreement with the foregoing provisions. However, it is expressly understood by Buyer and Seller that execution by the Brokers is not a condition to the validity of this Agreement between Buyer and seller, and the Brokers shall not, under any circumstances, be deemed third party beneficiaries of this Agreement.
     B.   Limitation of Liability.
     (1) Notwithstanding anything to the contrary contained herein, if the closing of the transactions hereunder shall have occurred (and Buyer shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) shall not exceed $500,000.
     (2) No constituent partner in or agent of Seller, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent partner in Seller (including, but not limited to, Carlyle Real Estate Limited Partnership-XIV and JMB Realty Corporation) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller's assets for the payment of any claim or for any performance, and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Seller (or in any other constituent partner of Seller), nor any obligation of any constituent partner in Seller (or in any other constituent partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other constituent partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent partner (and neither Buyer nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of partner's obligation to restore or contribute).
     C. Entire Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.
     D.   Time of the Essence.  Time is of the essence of this Agreement.
     E. Interpretation. Paragraph headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.
     F. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado.
     G. Successors and Assigns. Buyer may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller (in which event such transferee shall assume in writing all of the transferor's obligations hereunder, but such transferor shall not be released from its obligations hereunder); provided, however, Buyer may assign its interest in this Agreement to a limited partnership in which Buyer is the managing general partner and has not less than a 51% interest in capital and profits in such limited partnership. No consent given by Seller to any transfer or assignment of Buyer's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer's rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.
     H. Notices. Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

     To Buyer:

     Graoch Associates #20 Limited Partnership
     c/o 10425 Sales Road Associates, Inc.
     1066 West Hastings Street
     Suite 1400
     Vancouver, British Columbia
     Canada V6E3X1
     Attention:  Gary M. Gray, President

     With Copy To:

     Bruce P. Weiland, Esq.
     600 Ericksen Avenue, Suite 390
     Bainbridge Island, Washington 98110

     To Seller:

     Carlyle/Brittany Downs Associates
     c/o JMB Realty Corporation
     900 North Michigan Avenue
     19th Floor
     Chicago, Illinois 60611
     Attention:  Mr. Keith A. Harris

     With Copy To:

     Pircher, Nichols & Meeks
     1999 Avenue of the Stars
     Suite 2600
     Los Angeles, California 90067
     Attention:  Real Estate Notices (GML)


Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given.
     I. Legal Costs. The parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. In addition, if either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses and costs of investigation actually incurred. The foregoing includes, but is not limited to, attorneys' fees, expenses and costs of investigation (including, without limitation, those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes.
     J. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original instrument but all such counterparts together constituting but one agreement.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                    CARLYLE/BRITTANY DOWNS ASSOCIATES,
                    an Illinois general partnership,
                    General Partner

                    By:  CARLYLE REAL ESTATE LIMITED
                         PARTNERSHIP-XIV,
                         an Illinois limited partnership,
                         General Partner

                         By:  JMB REALTY CORPORATION,
                              a Delaware corporation,
                              General Partner


                              By:  ______________________________
                                   Name:  _______________________
                                   Title: _______________________
                                                         "Seller"

                    GRAOCH ASSOCIATES #20 LIMITED PARTNERSHIP, a Washington limited partnership

                    By:  BDA ASSOCIATES, L.P.,
                         a Washington limited partnership,
                         General Partner

                         By:  10425 SALES ROAD ASSOCIATES, INC.,
                              a Washington limited partnership,
                              General Partner


                              By:  ______________________________
                                   Name:  Gary M. Gray
                                   Title: President
                                                          "Buyer"
                 ESCROW HOLDER'S ACKNOWLEDGEMENT


     The undersigned hereby executes this Agreement to evidence its agreement to act as Escrow Holder in accordance with the terms of this Agreement.


Date: ________________STEWART TITLE GUARANTY COMPANY,
                         a _____________ corporation


                         By:  ___________________________________
                              Name: _____________________________
                              Title: ____________________________
                                                  "Escrow Holder"



                     BROKERS' ACKNOWLEDGMENT


     Each of the Brokers has executed this Agreement for the purpose of evidencing its agreement to the terms of paragraph 10A(2) of this Agreement. No consent by either of the Brokers shall be required to amend any other terms of this Agreement.


Date: ________________FULLER & COMPANY
                         a _____________________________________


                         By:  ___________________________________
                              Name: _____________________________
                              Title: ____________________________


Date: ________________BAUM, BAUM & HEATH
                         a _____________________________________


                         By:  ___________________________________
                              Name: _____________________________
                              Title: ____________________________


                          EXHIBIT LIST



          "A-1" - Phase I Property Description

          "A-2" - Phase II Property Description

          "B"   - Personal Property

          "C-1" - Phase I Bond Documents

          "C-2" - Phase II Bond Documents

          "D"   - Deed

          "E"   - Assignment and Assumption Agreement

          "F-1" - Phase I Bonds Assignment and Assumption
                  Agreement

          "F-2" - Phase II Bonds Assignment and Assumption
                  Agreement

          "G"   - Exceptions to Seller's Representations
                  and Warranties

          "H"   - List of Tenant Leases

          "I"   - Service Agreements

                          EXHIBIT "G"

      Exceptions to Seller's Representations and Warranties



                              None


                           EXHIBIT "C"

                       CONTRACTS - PHASE I


     1. Continuing Service Agreement dated August 1, 1993 with Browning-Ferris Industries, respecting trash collection, for Phase I.

     2. Continuing Service Agreement dated March 22, 1994 with Allen Keesen Landscape, Inc., respecting landscape maintenance, for Phase I.

     3. Continuing Service Agreement dated May 17, 1994 with Rocky Mountain Pest Control, Inc., respecting pest control services, for Phase I.

     4. Continuing Service Agreement dated December 22, 1992 with Energy Billing Systems, Inc., respecting billing services, for Phase I.

     5. Continuing Service Agreement dated September 22, 1994 with Piper Sprinkler Company, Inc., regarding snow removal services, for Phase I.

     6. Profit Sharing Agreement dated June 17, 1988 with Skyline Music Company, Inc. respecting Pepsi vending machine.

     7. Extended Laundry Room Lease with Automatic Laundry Company, Ltd., executed by lessee on June 15, 1994 and accepted by Seller on July 14, 1994, respecting Phase I.

     8.   Contracts and agreements of record.


Together with an undivided 50% interest in and to the following:

     1. Membership Agreement dated March 29, 1994 with Plaza Athletic Club respecting athletic club membership.

     2. Single Apartment Community Advertising Agreement dated February 7, 1994 with Apartments for Rent respecting apartment rental advertisements.

     3. Lease Agreement with Ownership Option and Disclosure Statement dated June 15, 1991 with Luxury Rental Center respecting certain furniture rentals.

     4. Furniture Rental Agreement dated November 16, 1985 with Cort Furniture Rental respecting certain furniture rentals.


                           EXHIBIT "A"

                 PROPERTY DESCRIPTION (Phase I)



     All that certain land located in the County of Adams, State of Colorado, and described as follows:

          LOT 1, BLOCK 1, BRITTANY DOWNS SUBDIVISION, FILING NO.
1.



                           EXHIBIT "A"

                 PROPERTY DESCRIPTION (Phase II)



     All that certain land located in the County of Adams, State of Colorado, and described as follows:

          LOT 2, BLOCK 1, BRITTANY DOWNS SUBDIVISION, FILING NO.
1.



                           EXHIBIT "C"

                      CONTRACTS - PHASE II


     1. Continuing Service Agreement dated August 1, 1993 with Browning-Ferris Industries, respecting trash collection, for Phase II.

     2. Continuing Service Agreement dated March 22, 1994 with Allen Keesen Landscape, Inc., respecting landscape maintenance, for Phase II.

     3. Continuing Service Agreement dated May 17, 1994 with Rocky Mountain Pest Control, Inc., respecting pest control services, for Phase II.

     4. Continuing Service Agreement dated December 22, 1992 with Energy Billing Systems, Inc., respecting billing services, for Phase II.

     5. Continuing Service Agreement dated September 22, 1994 with Piper Sprinkler Company, Inc., regarding snow removal services, for Phase II.

     6. Full Service Vending Agreement No. KD06516 with Coca-Cola Bottling respecting vending machines.

     7. Extended Laundry Room Lease with Automatic Laundry Company, Ltd., executed by lessee on June 15, 1994 and accepted by Seller on July 14, 1994, respecting Phase II.

     8.   Contracts and agreements of record.


Together with an undivided 50% interest in and to the following:

     1. Membership Agreement dated March 29, 1994 with Plaza Athletic Club respecting athletic club membership.

     2. Single Apartment Community Advertising Agreement dated February 7, 1994 with Apartments for Rent respecting apartment rental advertisements.

     3. Lease Agreement with Ownership Option and Disclosure Statement dated June 15, 1991 with Luxury Rental Center respecting certain furniture rentals.

     4. Furniture Rental Agreement dated November 16, 1985 with Cort Furniture Rental respecting certain furniture rentals.


       BILL OF SALE, ASSIGNMENT AND ASSUMPTION (PHASE II)
   (Brittany Downs Apartments - Phase II; Thornton, Colorado)



     This Bill of Sale and Assignment is given subject and pursuant to that certain Purchase Agreement ("Agreement") dated as of November 16, 1994, between the Seller and Buyer, as amended by that certain First Amendment to Purchase Agreement dated as of December 22, 1994, among Seller, Buyer and Graoch Associates #19 Limited Partnership (together with any and all other amendments or modifications thereto), providing for, among other things, the sale of that certain apartment complex known as the "Brittany Downs Apartments", located in the City of Thornton, County of Adams and State of Colorado, a portion of which complex commonly referred to as the Phase II portion thereof is being acquired by Buyer concurrently herewith (such portion herein called the "Phase II Property"), together with the Personal Property, Leases, Contracts, Plans and Specifications, Licenses and Permits and Intangible Property (defined below) related thereto.

     FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, CARLYLE/BRITTANY DOWNS ASSOCIATES, an Illinois general partnership ("Seller"), hereby sells, transfers, warrants, bargains, sets over, delivers, assigns and conveys to GRAOCH ASSOCIATES #20 LIMITED PARTNERSHIP, a Washington limited partnership ("Buyer"), its successors and assigns, the following:

     1. Personal Property. All right, title and interest of Seller in and to all tangible personal property (including all personal property listed on Exhibit "A" attached hereto and made a part hereof) now or hereafter owned or held by Seller and used in connection with the Phase II Property, including, without limitation, and all furniture, fixtures, machinery, appliances, equipment, supplies and building materials located on the Phase II Property on the date hereof, other than personal property owned by tenants of the Phase II Property, or personal property leased by Seller; provided, however, the foregoing does not include any computer equipment, computer programs or related software of Seller ("Personal Property").

     2. Leases. All right, title and interest of Seller in and to all tenant leases ("Leases") as defined in the Agreement relating to the Phase II Property, or any part of the same, as more particularly set forth in Exhibit "B" attached.

     3. Contracts. All right, title and interest of Seller in and to all third-party contracts and agreements respecting the operation, ownership, use or maintenance of the Phase II Property, including without limitation: all non-tenant leases or agreements involving equipment, furniture, fixtures, or other personal property; all service contracts involving utilities, landscaping, construction, parking, brokerage services or other services respecting the use, operation or maintenance of the Phase II Property; all construction agreements, warranties, guarantees, bonds, or other contracts respecting to the construction or maintenance of all improvements and structures located on the Phase II Property (the "Improvements"); together with all supplements, amendments, or modifications to any one or more of the foregoing (the "Contracts").

     4. Plans and Specifications. All right, title and interest of Seller in and to all plans, specifications, designs, blueprints and as-built drawings respecting the construction of the Improvements (the "Plans and Specifications").

     5. Licenses and Permits. All right, title and interest of Seller in and to all certificates of occupancy, licenses, permits, approvals, dedications, plats, maps and other entitlements, authorizations or approvals of any governmental agency or authority to the Phase II Property (the "Licenses and Permits");

     6. Intangible Property. All right, title and interest of Seller in and to the name of the Phase II Property and all trademarks, trade names, trade styles and service marks related to such name; any and all development rights and other intangible rights, titles, interests, privileges and appurtenances owned by Seller and used in connection with the Phase II Property and its operation; all licenses, consents, easements, rights of way and approvals from private parties relating to the use of utilities, vehicular or pedestrian ingress and egress to the Phase II Property and the use, operation and maintenance of the Phase II Property as intended; and all advertising materials, catalogues, customer lists, and telephone numbers relating to or identified with the Phase II Property; together with all goodwill related to any one or more of the foregoing (collectively, the "Intangible Property").

     The covenants, agreements, representations, warranties, and limitations (including, but not limited to, the survival limitations set forth in paragraph 7C of the Agreement, the limitations of liability provided in paragraph 10B of the Agreement and the indemnifications provided in paragraph 8 of the Agreement) provided in the Agreement with respect to the property conveyed hereunder are hereby incorporated herein by this reference as if herein set out in full and shall inure to the benefit of and shall be binding upon Seller and Buyer, and their respective successors and assigns. Said property is conveyed "as is" without warranty or representation, except as expressly provided in (and subject to the limitations of) the Agreement.

     This Bill of Sale, Assignment and Assumption may be executed in two or more counterparts, each of which shall be deemed to be an original instrument but all of such counterparts together constituting but one agreement

     DATED:  As of January __, 1995.


                    CARLYLE/BRITTANY DOWNS ASSOCIATES,
                    an Illinois general partnership,
                    General Partner

                    By:  CARLYLE REAL ESTATE LIMITED
                         PARTNERSHIP-XIV,
                         an Illinois limited partnership,
                         General Partner

                         By:  JMB REALTY CORPORATION,
                              a Delaware corporation,
                              General Partner


                              By:  ______________________________
                                   Name:  Douglas J. Welker
                                   Title: Senior Vice President
                                                         "Seller"



     As of this ____ day of January 1995, Buyer hereby accepts the foregoing assignment of Leases and Contracts and agrees to assume and discharge, in accordance with the terms thereof, all of the burdens and obligations of Seller thereunder, to the extent the same arise from and after the date hereof.

                    GRAOCH ASSOCIATES #20 LIMITED PARTNERSHIP, a Washington limited partnership

                    By:  BDA ASSOCIATES, L.P.,
                         a Washington limited partnership,
                         General Partner

                         By:  10425 SALES ROAD ASSOCIATES, INC.,
                              a Washington corporation,
                              General Partner


                              By:
                                   Name:  Gary M. Gray
                                   Title: President
                                                          "Buyer"

                           EXHIBIT C-1

           INDEX OF PHASE I BOND REFINANCING DOCUMENTS

               $6,980,000 Adams County, Colorado,
    Multifamily Housing Revenue Refunding Bonds, Series 1988A
     (Columbia Banking Federal Savings and Loan Association
    Collateralized Letter of Credit - Brittany Downs Project)


1. Financing Agreement dated as of March 1, 1988, between Adams County, Colorado (the "Issuer"), and Carlyle/Brittany Downs Associates, an Illinois general partnership (the "Owner").

2. Trust Indenture dated as of March 1, 1988, between the Issuer and Denver National Bank, as trustee (now Bank One, Denver, N.A.) (the "Trustee").

3. Irrevocable Letter of Credit No. G.L. 3030 dated March 3, 1988, issued by the Association in favor of the Trustee.

4. Reimbursement Agreement dated as of March 1, 1988, between the Owner and the Association.

5. Letter (amendment to Reimbursement Agreement) dated October 18, 1989, between the Owner and the Association.

6. Collateral Pledge Agreement dated as of March 1, 1988, between the Association and the Trustee.

7. Promissory Note dated March 1, 1988, in the principal amount of $7,090,000, made by the Owner and payable to the Trustee.

8. Collateral Mortgage Note dated March 1, 1988, in the principal amount of $7,324,857, made by the Owner and payable to the Association.

9. Deed of Trust, Assignment of Rents, Security Agreement, and Financing Statement dated as of March 1, 1988, made by the Owner, to the Public Trustee of the County of Adams, for the benefit of the Association.

10. Warranty Deed and Restrictive Covenants dated as of November 17, 1983, between the Issuer and Pearl Street Associates, Ltd., a Texas limited partnership (the owner before the Owner).

11. Supplemental Land Use Restriction Agreement dated as of March 1, 1988, among the Owner, the Issuer, First Interstate Bank of Denver, N.A., as trustee for the owners of the Issuer's Series 1983A Bonds, and the Trustee.

12.  UCC Financing Statement by the Owner in favor of the Association.
[VERIFY]

13. Remarketing Agreement dated April 16, 1993, between Smith Barney, Harris Upham & Co. Incorporated and the Owner.

                           EXHIBIT C-2

          INDEX OF PHASE II BOND REFINANCING DOCUMENTS

               $6,440,000 Adams County, Colorado,
    Multifamily Housing Revenue Refunding Bonds, Series 1987A
     (Columbia Banking Federal Savings and Loan Association Collateralized Letter of Credit - Brittany Station Project)
                               and
               $1,000,000 Adams County, Colorado,
    Multifamily Housing Revenue Refunding Bonds, Series 1987B
     (Columbia Banking Federal Savings and Loan Association Collateralized Letter of Credit - Brittany Station Project)


1. Financing Agreement, dated as of June 1, 1987, between Adams County, Colorado (the "Issuer"), and The 92nd Company, Inc., a Colorado corporation (the "Prior Owner").

2. Assignment and Assumption Agreement dated as of December 18, 1987, between the Prior Owner and Carlyle/Brittany Downs Associates, an Illinois general partnership (the "Owner").

3. Trust Indenture, dated as of June 1, 1987, between the Issuer and Denver National Bank, as trustee (now Bank One, Denver, N.A.) (the "Trustee").

4. Amended and Restated Reimbursement Agreement dated as of December 18, 1987, between the Owner and the Association.

5. Letter (amendment to Reimbursement Agreement) dated October 18, 1989, between the Owner and the Association.

6. Collateral Pledge Agreement, dated as of June 1, 1987, by and between the Association and the Trustee. [VERIFY]

7. Series A Promissory Note, dated June 1, 1987, in the principal amount of $6,500,000, made by the Prior Owner and payable to the Trustee.

8. Series B Promissory Note, dated June 1, 1987, in the principal amount of $1,000,000, made by the Prior Owner and payable to the Trustee.

9. Deed of Trust, Assignment of Rents, Security Agreement, and Financing Statement, dated as of June 1, 1987, made by the Prior Owner, to the Public Trustee of Adams County, Colorado (the "Public Trustee"), for the benefit of the Trustee.

10. Deed of Trust, Assignment of Rents, Security Agreement, and Financing Statement, dated as of June 1, 1987, made by the Prior Owner, to the Public Trustee, for the benefit of the Association.

11. Amendment of Deed of Trust, Assignment of Rents, Security Agreement and Financing Statement dated as of December 18, 1987, by the Owner and consented to and approved by the Association.


                     EXHIBIT C-2 (Continued)

          INDEX OF PHASE II BOND REFINANCING DOCUMENTS


12. Warranty Deed and Restrictive Covenants made as of November 17, 1983, by Pearl Street Associates, Ltd., a Texas limited partnership (the owner before the Prior Owner).

13. Supplemental Land Use Restriction Agreement dated as of June 1, 1987, among the Prior Owner, the Issuer, First Interstate Bank of Denver, N.A., as trustee for the owners of the Issuer's Series 1983B Bonds, and the Trustee.

14. (a) U.C.C.-1 Financing Statement, made by the Issuer, as Debtor, to the Trustee, as Secured Party, filed with the Colorado Secretary of State. [VERIFY]

     (b) U.C.C.-1 Financing Statement, made by the Issuer, as Debtor, to the Trustee, as Secured Party, recorded with the Adams County Recorder. [VERIFY]

     (c) U.C.C.-1 Financing Statement made by the Owner, as Debtor, to the Association, recorded with the Adams County Recorder. [VERIFY]

     (d) U.C.C.-1 Financing Statement, made by the Prior Owner, as Debtor, to the Association, as Secured Party, recorded with the Adams County Recorder and with the Adams County Recorder, U.C.C. Division. [VERIFY]

     (e) U.C.C.-1 Financing Statement, made by the Prior Owner, as Debtor, to the Trustee, as Secured Party, filed with the Colorado Secretary of State. [VERIFY]

     (f) U.C.C.-1 Financing Statement, made by the Prior Owner, as Debtor, to the Trustee, as Secured Party, recorded with the Adams County Recorder, U.C.C. Division. [VERIFY]

15. Collateral Mortgage Note, dated June 23, 1987, in the principal amount of $7,829,375, made by the Prior Owner and payable to the Association.

16.  Note Allonge dated as of December 18, 1987, executed by the Owner.


                SPECIAL WARRANTY DEED (PHASE II)
   (Brittany Downs Apartments - Phase II; Thornton, Colorado)



     THIS DEED, made this ___ day of January, 1995, between CARLYLE/BRITTANY DOWNS ASSOCIATES, an Illinois general partnership, whose legal address is 900 North Michigan Avenue, Chicago, Illinois 60611, Grantor, and GRAOCH ASSOCIATES #20 LIMITED PARTNERSHIP, whose legal address is c/o 10425 Sales Road Associates, Inc., 1066 West Hastings Street, Suite 1400, Vancouver, British Columbia, Canada V6E3X1, Grantee:

     WITNESSETH, That the Grantor, for and in consideration of the sum of Ten Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold and conveyed, and by these presents does grant, bargain, sell, convey and confirm, unto the Grantee, and its successors and assigns forever, all the real property, together with all improvements, if any, situated, lying and being in the County of Adams, State of Colorado, described on Exhibit "A" attached hereto and made a part hereof (such property also known as 8849 Pearl Street, Brittany Downs Apartments - Phase II, Thornton, Colorado).

     TOGETHER WITH all and singular the hereditaments and appurtenances thereto belonging, or in anywise appertaining, and the reversion and reversions, remainder and remainders, rents, issues and profits thereof; and all the estate, right, title, interest, claim and demand whatsoever of the Grantor, either in law or equity, of, in and to the above bargained premises, with the hereditaments and appurtenances;

     TO HAVE AND TO HOLD the said premises above bargained and described with the appurtenances, unto the Grantee, and its successors and assigns forever. The Grantor, for itself and its successors and assigns, does covenant and agree that it shall and will WARRANT AND FOREVER DEFEND the above bargained premises in the quiet and peaceable possession of the Grantee, and its successors and assigns, against all and every person or persons claiming the whole or any part thereof, by, through or under the Grantor, EXCEPT for any and all matters of record.

     IN WITNESS WHEREOF, the Grantor has executed this deed on the date set forth above.

                    CARLYLE/BRITTANY DOWNS ASSOCIATES,
                    an Illinois general partnership,
                    General Partner

                    By:  CARLYLE REAL ESTATE LIMITED
                         PARTNERSHIP-XIV,
                         an Illinois limited partnership,
                         General Partner

                         By:  JMB REALTY CORPORATION,
                              a Delaware corporation,
                              General Partner


                              By:  _____________________________
                                   Name:  Douglas J. Welker
                                   Title: Senior Vice President




STATE OF ILLINOIS   )
                         )  ss.
COUNTY OF COOK           )


     The foregoing instrument was acknowledged before me this ___ day of January, 1995, by Douglas J. Welker as Senior Vice President of JMB Realty Corporation, the General Partner of Carlyle Real Estate Limited
Partnership-XIV, the General Partner of Carlyle/Brittany Downs Associates, an Illinois general partner.

     WITNESS my hand and official seal.

     My commission expires:



                                   ______________________________
                                   Notary Public

                           EXHIBIT "A"

                   PERSONAL PROPERTY - PHASE I



Leasing Office

3    4-Drawer (legal) file cabinets
1    4-Drawer lateral file cabinet


Apartment Appliances

 51  Whirlpool Thin-Twin Washer/Dryer Units
232  Whirlpool Stoves
232  Whirlpool Refrigerators w/icemakers
232  Whirlpool Dishwashers


Lease Equipment

Automatic Laundry   14 washers & dryers      7/94-8/04



Together with an undivided 50% interest in and to the following:

Leasing Office

2    Olympia typewriters
1    Oak typewriter stand
1    Emerson am/fm cassette player
3    6' tables
1    Canon MP 21D (New as of 10/94)
1    Casio calculator
1    Copier stand
1    Marvel 2 1/2 cu ft refrigerator
1    Xerox Model 5014 copier
     Telephone equipment


Pool Equipment

 6   Trash receptacles
21   Chairs
 6   Tables
38   Chaise lounges
 2   Pool covers
 2   Pool test kits
     Pool cleaning/maintenance tools

Power Equipment

2    Snow blowers
1    6" Bench Grinder
1    Key machine
1    Makita Saws-All
1    1/2 HP Graco airless paint sprayer
1    10" Table saw/stand
1    Skil 3/8" Drill
1    Freon recovery pump
1    Submersible pump
1    5-gallon wet/dry vac
2    Eureka vacuum cleaners


Other Equipment & Hand Tools

1    Cutting torch
1    Benz-o-matic torch
1    Multitester
1    Lock repin set
1    3 ft sewer snake
2    50' extension cords
1    5' Aluminum ladder
1    50' Aluminum ladder
2    2-step ladders
1    Wheelbarrow
1    Post hole digger
1    18" rigid pipe wrench
1    24" rigid pipe wrench
1    Wrench & socket set
4    Walkie-talkies
1    Fertilizer spreader
1    Husky push type carpet sweeper
4    Back support belts
1    Hazardous chemical storage unit
1    Artificial Christmas tree
     Miscellaneous brooms, shovels, hoes & rakes


Lease Equipment

Cort Furniture           Office Furniture    Month to month
Luxury Rental Ctr   Model Apt furniture      Month to month